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                                                                    EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                          SOUTHERNBANK HOLDINGS, INC.


                                       I.

         The name of the corporation is SouthernBank Holdings, Inc. (the "Corporation").

                                      II.

         The Corporation is organized for the following purpose or purposes:

         To act as a bank holding company and, to the extent permitted under applicable federal and state laws, now or hereafter existing, to engage in such business as related to banks and to bank holding companies and their activities;

         To acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depository receipts for shares, or capital stock of, or any bonds, notes debentures or other evidence of indebtedness, options, warrants or other securities issued by any other business of any lawful character, including, but not limited to, banks and other businesses providing goods or services related to banking;

         To acquire and hold other investment assets and to engage in any lawful activities related thereto;

         To acquire, own interest in and otherwise participate in and exercise ownership rights in joint ventures, partnerships, limited partnerships, trusts, corporations, unincorporated associations and other entities for the furtherance of all corporate activities;

         To borrow and to lend money and to buy, sell, guarantee and otherwise deal in the obligations of others and conduct financing, brokerage, and discount and factoring businesses in connection with the foregoing or otherwise; and

         In general, to carry on any other lawful business whatsoever, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the Georgia Business Corporation Code, as amended (the "Code").


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                                      III.

         The Corporation shall have authority to issue 110,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

         A. Common Stock. One class shall consist of 100,000,000 shares of common stock of $1.00 par value per share, designated "Common Stock." The holders of Common Stock shall be entitled to elect the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

         B. Preferred Stock. One class shall consist of 10,000,000 shares of preferred stock of $1.00 par value per share, designated "Preferred Stock." The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors of the Corporation shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series: (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors of the Corporation in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors of the Corporation; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times, if any, when the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

         The Board of Directors of the Corporation shall have the power to reclassify any unissued shares of any series of Preferred Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, including but not limited to, but subject to the limitations described in, the above provisions.

         Any action by the Board of Directors of the Corporation in authorizing the issuance of Preferred Stock and fixing and determining the provisions thereof is hereby ratified and approved.


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                                      IV.

         The street address of the initial registered office of the Corporation is 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216. The initial registered office of the Corporation is located in Fulton County. The initial registered agent of the Corporation at such office is Thomas O. Powell.

                                       V.

         The mailing address of the initial principal office of the Corporation is 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

                                      VI.

         A. Except as otherwise fixed or pursuant to the provisions of these Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors adopted by no less than 66 2/3% of those directors voting in favor of such resolution; provided, however, that the number of directors fixed by the Board of Directors shall not be less than five or more than 25.

         B. The Board of Directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of shareholders to be held in 2000, the term of office of the second class of directors to expire at the annual meeting of shareholders to be held in 2001, and the term of office of the third class of directors to expire at the annual meeting of shareholders to be held in 2002, with each member of each class to hold office, until his successors are elected and qualified. At each annual meeting of shareholders, and except as otherwise fixed or pursuant to the provisions of these Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the Board of Directors of the Corporation resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the Board of Directors, or by the sole remaining director. A director so chosen shall hold office until the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.


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         D. Notwithstanding the foregoing provisions of this Article VI, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualified.

         E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors of the Corporation, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

         F. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Articles of Incorporation inconsistent with, this Article VI. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

                                      VII.

         The name and address of the incorporator of the Corporation are:

                                Thomas O. Powell
                              Troutman Sanders LLP
                               NationsBank Plaza
                      600 Peachtree Street, NE, Suite 5200
                          Atlanta, Georgia 30308-2216

                                     VIII.

         The fair price requirements contained in the Code (O.C.G.A. Sections 14-2-1110 through 14-2-1113) shall apply to the Corporation.

                                      IX.

         The requirements regarding business combinations with interested shareholders contained in the Code (O.C.G.A. Sections 14-2-1131 through 14-2-1133) shall apply to the Corporation.


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                                       X.

         A. The Board of Directors of the Corporation, when evaluating any offer of another individual, firm, Corporation or other entity ("Person") (i) to make a tender or exchange offer for any equity security of the Corporation,
(ii) to merge or consolidate the Corporation with such other Person, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (such offers individually referred to as an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the consideration being offered in the Acquisition Proposal in relation to the then-current market price of the Corporation's stock, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Corporation's Board of Directors' then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and on the communities in which the Corporation operates or is located and the desirability of maintaining independence from any other business or business entity; provided, however, that this Article X shall be deemed solely to grant discretionary authority to the Corporation's Board of Directors and shall not be deemed to provide any constituency any right to be considered.

         B. If the Corporation's Board of Directors determines that an Acquisition Proposal should be rejected, it may take any lawful action to accomplish its purpose including, without limitation, any or all of the following: advising the Corporation's shareholders not to accept the Acquisition Proposal, litigation against the offeror, filing complaints with governmental and regulatory authorities, acquiring the Corporation's securities, selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto, acquiring an unrelated entity to create an antitrust or other regulatory problem for the offeror and soliciting a more favorable offer from another individual or entity.

         C. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article X, unless such amendment, in addition to receiving any shareholder vote or consent required by law, shall receive the affirmative vote or consent of the holders of 66 2/3% of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                      XI.

         A. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action as a director; provided, however, that to the extent required by applicable law, this Article XI shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Code, or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the


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Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article XI, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article XI, shall eliminate or reduce the effect of this
Article XI in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         B. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article XI, unless such amendment, in addition to receiving any shareholder vote or consent required by law, shall receive the affirmative vote or consent of the holders of 66 2/3% of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                      XII.

         Except as otherwise specifically provided herein, these Articles of Incorporation may be amended, altered, changed or repealed only by the affirmative vote or consent of the holders of at least 50% of the shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                     XIII.

         Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.


         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on July 13, 1999.



                                              /s/ Thomas O. Powell
                                              ---------------------------------
                                              Thomas O. Powell


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